Exhibit 99.1

News Release

STREAMLINE HEALTH ANNOUNCES NEW CREDIT FACILTY WITH WELLS FARGO

Company Secures New $10 Million Senior Term Loan

Atlanta, Georgia — November 24, 2014 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of transformational data-driven solutions to help healthcare providers reduce exposure to risk, enhance clinical, financial, and operational performance, today announced it has finalized the terms of a new credit facility with Wells Fargo Bank N.A. The new facility consists of a fixed rate $10 million senior term loan with an interest rate of approximately 6.5% and a $5 million revolving line of credit.

The Credit Agreement reflecting the new facility is subject to certain covenants and other conditions customary for agreements of this nature, including the requirement that the Company maintain minimum liquidity of $5 million.  Further details of the new Credit Agreement are outlined in the company’s Current Report on Form 8-K, which will be filed shortly with the Securities and Exchange Commission.

“We are pleased to work with Wells Fargo given their solid track record of assisting public and private companies of our size and in the healthcare information technology industry,” stated Robert E. Watson, President and Chief Executive Officer of Streamline Health.  “This new credit facility adds further resilience to our balance sheet and enhances our flexibility to continue executing on our five-year strategic plan.”

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — actionable insights that reduce exposure to risk, enhance operational performance, and improve patient care. Through our Looking Glass™ Platform we provide clients with meaningful, intelligent SaaS-based solutions from patient engagement to reimbursement. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our industry, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. Forward-looking statements contained in this press release include, without limitation, statements regarding the Company’s expectations of liquidity, future financial performance and related expectations and assumptions. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:

Nicholas Meeks

SVP, Chief Financial Officer

(404)-446-2052

Nicholas.Meeks@streamlinehealth.net